Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Income (sometimes referred to as the pro forma statement of income) for the year ended December 31, 2011, has been derived from the historical consolidated financial statements of AGL Resources Inc. (AGL Resources) and Nicor Inc. (Nicor). The pro forma statement of income gives effect to the merger as if it were completed on January 1, 2011.

The historical consolidated financial information has been adjusted in the pro forma statement of income to give effect to events that are: (i) directly attributable to the merger; (ii) factually supportable; and (iii) expected to have a continuing impact on the combined results of AGL Resources and Nicor.

The pro forma statement of income does not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Further, the pro forma statement of income does not reflect the effect of any regulatory actions that may occur in the future.

The acquisition of Nicor common stock by AGL Resources has been accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. The purchase consideration was computed using (i) Nicor’s outstanding shares immediately prior to the effective time of the merger, and the market value of AGL Resources’ common stock issued in connection with the merger based on the volume-weighted average price of AGL Resources’ common stock the business day immediately preceding the effective time of the merger and (ii) the cost of debt issued to pay $21.20 per Nicor common share based on Nicor outstanding common shares immediately preceding the effective time of the merger and the cash payment to settle shares outstanding under Nicor’s stock compensation plans.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma statement of income. Since the pro forma adjustments have been prepared based on preliminary estimates, these estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma statement of income has been presented for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated.

The pro forma statement of income should be read in conjunction with:
•	The accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Statement of Income;
•
The consolidated financial statements of AGL Resources as of and for the year ended December 31, 2011, included in AGL Resources’ Form 10-K. The pro forma financial information contained herein updates the pro forma financial information for the twelve months ended December 31, 2011 as reported in the Form 10-K and reflects immaterial adjustments which have resulted in a reduction in the previously reported pro forma net income of $313 million and diluted earnings per share of $2.68;

•	Information contained in, or incorporated by reference in our joint proxy statement/prospectus filed with the SEC on April 28, 2011.

AGL RESOURCES INC. AND NICOR INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
For the Year End December 31, 2011
(in millions, except per share amounts)	Historical Information (a)	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES	$4,680	$-		$4,680
OPERATING EXPENSES:
Cost of gas	2,277	-		2,277
Operation and maintenance	1,085	-		1,085
Depreciation and amortization	381	13	(b)	394
Nicor merger expenses	96	(96)	(c)	-
Taxes other than income taxes	222	-		222
Total operating expenses	4,061	(83)		3,978
OPERATING INCOME	619	83		702
Interest expense	(167)	(25)	(d)	(192)
Other expense	(14)	-		(14)
INCOME BEFORE INCOME TAXES	438	58		496
INCOME TAXES	157	21	(e)	178
NET INCOME	281	37		318
Less: net income attributable to noncontrolling interest	14	-		14
NET INCOME ATTRIBUTATABLE TO PARENT	$267	$37		$304
BASIC EARNINGS PER SHARE OF COMMON STOCK				$2.62
WEIGHTED-AVERAGE NUMBER OF BASIC SHARES OUTSTANDING				116.1	(f)
DILUTED EARNINGS PER SHARE OF COMMON STOCK				$2.61
WEIGHTED-AVERAGE NUMBER OF DILUTED SHARES OUTSTANDING				116.6	(f)
    See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Statement of Income, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

Note 1.	Basis of Pro Forma Presentation

The pro forma statement of income for the year ended December 31, 2011 gives effect to the merger as if it were completed on January 1, 2011, and has been derived from the historical consolidated financial statements of AGL Resources and Nicor. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma statement of income. As the purchase accounting has not been finalized, the pro forma statement of income has been prepared based upon preliminary estimates and is subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma statement of income as being accounted for based on the guidance provided by Accounting Standards Codification (ASC) 805 (sometimes referred to as ASC 805), Business Combinations. In accordance with ASC 805, the assets acquired, and the liabilities assumed, have been preliminarily measured at fair value. The fair value measurements utilize estimates based on key assumptions of the merger, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may differ materially from the information presented.

Actual transaction costs have been excluded from the pro forma statement of income as they reflect non-recurring charges directly related to the merger. Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that may be realized as a result of the merger are not reflected.

Nicor’s regulated operations are primarily comprised of the distribution of natural gas. These operations are subject to the rate-setting authority of the Illinois Commerce Commission and are accounted for in accordance with ASC 980, Regulated Operations. The pro forma statement of income has been prepared on a basis assuming that the merger will not have a future impact on the determination of utility service rates for Nicor’s regulated operations. However, any change in the rate-setting practices of the Illinois Commerce Commission could have a material effect on Nicor’s regulated operations. The rate-setting and cost recovery provisions currently in place for Nicor’s regulated operations provide revenues derived from costs including a return on investment of net assets and liabilities included in rate base. Thus, the fair values of Nicor’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma statement of income does not reflect any adjustments related to these amounts.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, as reflected in the pro forma financial statements, AGL Resources has applied ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2.	Purchase Price

On December 9, 2011, AGL Resources acquired all of the outstanding shares of Nicor’s common stock. The value of the consideration paid to Nicor shareholders was calculated as follows:
Nicor shares outstanding at the Effective Date (millions)	45.5
Exchange ratio	0.8382
Number of shares of AGL Resources common stock issued (millions)	38.2
Volume-weighted average price of AGL Resources common stock on December 8, 2011	$39.90
Cost of equity issued (millions)	$1,523

Nicor shares outstanding at the Effective Date (millions)	45.5
Cash payment per share of Nicor common stock	$21.20
Cash paid for Nicor common shares outstanding (millions)	$966
Cash paid to repurchase outstanding equity awards (millions)	$14
Total purchase consideration (millions)	$2,503

The purchase price was computed using (i) Nicor’s outstanding shares immediately prior to the effective time of the merger, and the market value of AGL Resources’ common stock issued in connection with the merger based on the volume-weighted average price of AGL Resources’ common stock the business day immediately preceding the effective time of the merger and  (ii) the cost of debt issued to pay $21.20 per Nicor common share based on Nicor outstanding common shares immediately preceding the effective time of the merger and the cash payment to settle shares outstanding under Nicor’s stock compensation plans.

Note 3.	Pro Forma Adjustments

The adjustments included in the pro forma statement of income are as follows:

 (a) Historical financial information — The pro forma statement of income has been derived from the historical consolidated financial statements of AGL Resources and Nicor. AGL Resources’ historical information includes the twelve months of activity of AGL Resources and Nicor's activity for the twenty-two day period subsequent to merger close. Nicor’s historical information includes the activity of all Nicor entities through December 8, 2011, the day prior to merger close. Certain financial line items included in Nicor’s historical presentation have been reclassified to corresponding line items included in AGL Resources’ historical presentation. These reclassifications have no material impact on the historical operating income, net income or earnings available to parent reported.

Based on AGL Resources’ preliminary review of Nicor’s significant accounting policies, the nature and amount of any adjustments to the historical statement of income of Nicor to conform its accounting policies to those of AGL Resources are not expected to be material. We continue our review of Nicor’s accounting policies which may result in revisions to Nicor’s policies and classifications to conform to AGL Resources, some of which may be material.

The preliminary allocation of the total consideration transferred in the merger to the fair value of assets acquired and liabilities assumed includes adjustments for the fair value of Nicor’s assets and liabilities. The final allocation of the purchase consideration could differ materially from the preliminary allocation that follows (in millions):

Current assets	$932
Property, plant and equipment	3,202
Goodwill	1,395
Other noncurrent assets, excluding goodwill	900
Current liabilities	(1,170)
Long-term debt	(599)
Other noncurrent liabilities	(2,157)
Total purchase consideration	$2,503

(b) Depreciation and amortization — Represents the net incremental depreciation expense and incremental amortization of identified intangible assets resulting from the pro forma fair value adjustments to Nicor’s unregulated property, plant and equipment and intangible assets.

(c) Nicor merger expenses — Represents the elimination of the non-recurring transaction costs incurred by AGL Resources and Nicor during the twelve months ended December 31, 2011.

(d) Interest expense — Represents an increase in interest expense as the result of AGL Resources’ debt issuances to make the cash payment of $980 million to fund the requirement to pay $21.20 for each outstanding common share of Nicor and to repurchase outstanding equity awards.

(e) Income taxes — Represents the adjustment to the income tax expense to reflect a combined consolidated estimated statutory income tax rate of 37.0%.

(f) Weighted-average shares outstanding — Reflects the December 9, 2011 issuance of AGL Resources common stock as if the transaction had taken place on January 1, 2011. Fractional shares were not issued in connection with the merger as Nicor shareholders who would have been entitled to receive a fractional share of AGL Resources common stock received cash settlements.